UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2016

VIRTUAL PIGGY, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-53944 (Commission File Number)	35-2327649 (I.R.S. Employer Identification No.)

100 S. Murphy Avenue, Suite 200, Sunnyvale, California 94086 (Address of principal executive offices, including zip code) (310) 853-1950 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Replacement of Chief Executive Officer

On April 9, 2016, Kӓthe Anchel resigned from her positions as President and Chief Executive Officer and as a member of the Board of Directors of Virtual Piggy, Inc. (the “Company”).  Ms. Anchel’s resignation letter claims constructive discharge by the Company from her positions as President and Chief Executive Officer due to a number of disagreements about the Company’s operating and strategic direction, and the Company believes that her resignation from the Board of Directors was the result of the aforementioned disagreements with the Company relating to its operations, policies or practices.

On April 14, 2016, the Company appointed John Coyne as Chief Executive Officer and as Chairman of the Board and a member of its Board of Directors, with such appointments to take effect on April 18, 2016.  Mr. Coyne, aged 63, has over 30 years’ experience in the technology, financial services, media and defense industries.  He has operated start-up businesses and consulted for Fortune 500 companies.  Notable career achievements include creating the most advanced reusable financial software library in the US for Systemhouse (a Canadian services company), that was purchased by MCI.  Coyne also led the technology team for NYNEX in the Bell Atlantic/Nynex merger (that became Verizon).  Coyne was the key technologist consulting for Netscape that led to Citibank’s entry into internet banking and the creation of the brand “eCiti”.  More recently, Mr. Coyne provided advisory services to European banking institutions, including the Bank of England and the Dutch financial regulators.  Mr. Coyne has multiple patents and current applications for patents, in software, electronics, bio tech and green energy.

As an employee director, Mr. Coyne will not serve on any committees of the Board.  Mr. Coyne has not engaged in any transactions with the company since January 1, 2015 that would require disclosure pursuant to item 404(a) of Regulation S-K.

In this connection with his appointment, the Company also simultaneously entered into an Employment Agreement with Mr. Coyne pursuant to which he will be employed on an at will basis at an annual salary of $240,000 during the first year of employment.

Resignation of Director

On April 11, 2016, Martha McGeary Snider resigned from her position as a member of the Board of Directors of the Company and her title as Chairman of the Board.  The Company believes that the resignation of Ms. Snider from the Board of Directors was for both personal reasons and due to a number of disagreements about the Company’s operating and strategic direction, which relate to the Company’s operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: April 14, 2016	By:	/s/ Ernest Cimadamore
Ernest Cimadamore
Secretary

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